UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 11, 2011

SOUTHWALL TECHNOLOGIES INC.
(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15930	94-2551470
(Commission File Number)	(I.R.S. Employer Identification No.)

3788 Fabian Way, Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

(650) 962-9111
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	On May 11, 2011, Southwall Technologies Inc. (the “Registrant”) held its annual meeting of shareholders.

(b)
At the annual meeting, two vote items were acted upon by the shareholders. The number of votes cast for, against, or withheld as to each such matter or nominee, as well as the number of abstentions and broker non-votes as to each such matter or nominee, have been certified and are set forth below:

	Vote Item	Nominee	For	Withheld	Non Votes	Uncast

1	Election of Directors	William A. Berry	3,836,621	11,478	1,579,849	-0-
	(All elected)	George I. Boyadjieff	3,775,495	72,604	1,579,849	-0-
		Dennis E. Bunday	3,795,991	52,108	1,579,849	-0-
		Dennis F. Capovilla	3,838,909	9,190	1,579,849	-0-
		R. Eugene Goodson	3,834,421	13,678	1,579,849	-0-
		Andre R. Horn	3,836,421	11,678	1,579,849	-0-
		Jami K. Dover Nachtsheim	3,771,835	76,264	1,579,849	-0-
		Peter E. Salas	3,836,110	11,989	1,579,849	-0-

		For	Against	Abstain	Non-Votes	Uncast

2	To ratify SingerLewak LLP as independent auditors for 2011.	5,408,820	17,319	1,809	-0-	-0-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 11, 2011	SOUTHWALL TECHNOLOGIES INC.

	By:	/s/ Dennis F. Capovilla
Dennis F. Capovilla
Chief Executive Officer